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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934





Date of Report (Date of earliest event reported): January 30, 1998




                        Walnut Financial Services, Inc.
             (Exact name of registrant as specified in its charter)




Utah                          0-26072 and 814-00157                  87-0415597
(State of                          (Commission                 (I.R.S. Employer
incorporation)                     File Number)             Identification No.)



8000 Towers Crescent Drive, Suite 1070, Vienna, Virginia                  22182
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code: (703) 448-3771


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Item 2. Acquisition or Disposition of Assets.

     On January 30, 1998, Walnut Financial Services, Inc. (the "Company") closed the acquisition of all of the issued and outstanding capital stock of Pacific Financial Services Corp. ("Pacific Financial") from Thomas Maurice, Jeffrey B. Pyatt and Paul J. Zeman for aggregate consideration of $3 million, with $1.8 million paid in cash, $300,000 paid in the form of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and $900,000 paid by the issuance to the sellers of promissory notes. Prior to the acquisition of Pacific Financial, none of Messrs. Maurice, Pyatt or Zeman had any material relationship with the Company or any of its affiliates, directors, officers or associates of any of its directors or officers. The Company financed the cash portion of the purchase price of Pacific Financial by using a portion of the proceeds from a private placement, commenced October 27, 1997, of Units in the Company, with each Unit consisting of 50,000 shares of Common Stock and 35,000 Class A Redeemable Common Stock purchase warrants.

     Pacific Financial provides accounts receivables factoring services to small and medium sized businesses and is based in Seattle, Washington. Jeffrey Pyatt will continue to serve with Pacific Financial in the capacity of President and Chief Executive Officer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)  Financial statements of businesses acquired.

                 Not applicable.

        (b)  Pro forma financial information.

                 Not applicable.

        (c)  Exhibits

             2 Stock Purchase Agreement dated January 2, 1998 by and between Jeffrey B. Pyatt, Paul J. Zeman, Thomas Maurice, Walnut Financial Services, Inc. and Pacific Financial Services Corp. (previously filed as Exhibit 10.10 to the Registrant's Form 10-K as filed with the Securities and Exchange Commission on March 31, 1998, and incorporated herein by this reference).


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WALNUT FINANCIAL SERVICES, INC.



                                           By:  /s/ Robert F. Mauer
                                              -----------------------------
                                           Name:  Robert F. Mauer
                                           Title: Chief Financial Officer
Date:  May 12, 1998